UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) promoted Robert G. Chambless, James E. Harris and David M. Katz to Executive Vice Presidents of the Company and appointed Clifford M. Deal, III as Chief Financial Officer of the Company, all effective April 1, 2016. Mr. Harris’ resignation as the Company’s Chief Financial Officer also will be effective on April 1, 2016.

Mr. Deal, age 54, has been the Company’s Vice President and Treasurer since 1999. Mr. Deal served as Director of Compensation and Benefits from October 1997 to May 1999, as Corporate Benefits Manager from December 1995 to September 1997, and as Manager of Tax Accounting from November 1993 to November 1995. He also worked for eight years in various positions in public accounting with Price Waterhouse and Coopers & Lybrand. There are no transactions involving the Company and Mr. Deal that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the promotions of Messrs. Chambless, Harris, Katz and Deal is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To
99.1	News Release, dated February 1, 2016.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: February 1, 2016	By:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar
Vice Chairman and Secretary

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Earliest Event Reported: February 1, 2016	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To
99.1	News Release, dated February 1, 2016.	Filed herewith.